Exhibit 99.1

NUVERRA RECEIVES SHARE PRICE CONTINUED LISTING STANDARD NOTICE FROM NYSE

SCOTTSDALE, Ariz. (Dec. 18, 2015) – Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra” or the “Company”) announced today that it received written notice on December 17, 2015 from the New York Stock Exchange (“NYSE”) that the Company had fallen below the NYSE’s continued listing standard, which requires that the average closing price of a listed company’s common stock equal at least $1.00 per share over a consecutive 30-day trading period. In accordance with the NYSE rules, Nuverra will notify the NYSE within 10 business days of its intent to cure the deficiency under continued listing standard 802.01C and return to compliance.

The Company has six months from its receipt of notice to regain compliance with the minimum share price requirement. The Company can regain compliance with the standard at any time during the six-month period when its common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30-trading-day period ending on the last trading day of that month or the last trading day of the cure period. If the Company does not regain compliance within the six-month cure period, it will be subject to the delisting process.

NYSE notifications do not affect the Company’s business operations or its SEC reporting requirements. The Company’s common stock will continue to trade on the NYSE subject to the Company’s ability to maintain compliance with other listing standards.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company’s website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

The information contained herein includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the continued trading of the Company’s stock on the NYSE, the Company’s ability to timely develop a plan, the Company’s ability to regain compliance with continued listing requirements, and the impact of the receipt of the NYSE notice on the Company’s future business operations and SEC reporting requirements. All forward-looking statements are based on information available to the Company on the date of this release and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control, including (1) the difficulty in regaining compliance with the minimum share price requirement, (2) the difficulty of developing a plan that is approved by the NYSE, (3) the difficulty of achieving compliance at the end of the 18 month plan period, and (4) the potential for the Company to be below criteria with respect to other NYSE listing standards, certain of which may result in immediate suspension and delisting from the NYSE. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.

Liz Merritt, VP-Investor Relations & Communications

480-878-7452

ir@nuverra.com